UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 28, 2004

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

001-07530	WISCONSIN GAS LLC	39-1391525
(A Wisconsin Limited Liability Company)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY
WISCONSIN GAS LLC

Certain statements contained herein are Forward-Looking Statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-Looking Statements may be identified by reference to a future period or periods or by the use of forward looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. Actual results may differ materially from those set forth in Forward-Looking Statements as a result of certain risks and uncertainties, including but not limited to, the ultimate effect of the implementation of FAS 123(R) and other cautionary factors described in the Management's Discussion and Analysis of Financial Condition and Results of Operations in each of Wisconsin Energy Corporation's, Wisconsin Electric Power Company's and Wisconsin Gas LLC's Form 10-K for the year ended December 31, 2003 and other risks and uncertainties detailed from time to time in each company's subsequent filings with the Securities and Exchange Commission.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Vesting Acceleration

On December 28, 2004, the Compensation Committee of the Board of Directors of Wisconsin Energy Corporation ("Wisconsin Energy") approved the acceleration of vesting of all unvested options awarded to executive officers and other key employees in 2002, 2003 and 2004 (collectively, the "Options"). The Options were granted under Wisconsin Energy's 1993 Omnibus Stock Incentive Plan, as amended (the "Plan"). Wisconsin Energy accelerated the vesting of the Options in anticipation of the impact of the Financial Accounting Standards Board's recent adoption of its statement, "Share-Based Payment" ("FAS 123(R)"), which requires the expensing of unvested options over the remaining vesting period of the options beginning July 1, 2005. Subject to Option holder consent, Options to purchase approximately 3.4 million shares of Wisconsin Energy common stock will become exercisable on December 31, 2004 as a result of the acceleration. These Options were scheduled to vest in 25% increments annually beginning on the first anniversary of the grant date. Wisconsin Energy expects to recognize less than $2 million, net of taxes, in additional compensation expense in 2004 as a result of the acceleration.

Adoption of New Terms and Conditions

In connection with the acceleration of vesting, the Compensation Committee also approved new terms and conditions governing the future award of options to purchase shares of Wisconsin Energy common stock under the Plan. The terms and conditions are substantially similar to those of options that have been awarded under the Plan since 2000, except that each new option will be a non-qualified stock option and will not vest at all until three years from the date of grant at which time the new option will become 100% exercisable. In addition, the new options will become immediately exercisable upon (i) the termination of the optionee's employment with Wisconsin Energy or its subsidiaries by reason of retirement, disability or death or (ii) a change in control of Wisconsin Energy while the optionee is employed by Wisconsin Energy or its subsidiaries. Incentive stock options will no longer be awarded under the Plan.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.1    2005 Terms and Conditions Governing Non-Qualified Stock Option Award
     under 1993 Omnibus Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ ALLEN L. LEVERETT
Date: December 29, 2004	Allen L. Leverett -- Executive Vice President and
Chief Financial Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ ALLEN L. LEVERETT
Date: December 29, 2004	Allen L. Leverett -- Executive Vice President and
Chief Financial Officer

WISCONSIN GAS LLC
(Registrant)

/s/ ALLEN L. LEVERETT
Date: December 29, 2004	Allen L. Leverett -- Executive Vice President and
Chief Financial Officer